EXHIBIT 23.2

                                    Ernst & Young, LLP       Phone: 604-891-8200
                                    Chartered Accountants    Fax:   604-643-5422
                                    Pacific Centre
                                    PO Box 10101
                                    700 West Georgia Street
                                    Vancouver, Canada  V7Y 1C7




                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement (Form S-8) of Global Media Corp. of our report dated October 23, 1998 (except as to Note 10 which is as of November 5, 1998) with respect to the consolidated financial statements of Global Media Corp. as of July 31, 1998 and 1997 and for each of the years in the three year period ended July 31, 1998.




                                             /s/ Ernst & Young LLP

                                             Chartered Accountants

Vancouver, Canada
March 15, 1999